Third Quarter 2021 October 27, 2021 Exhibit 99.2

IMPORTANT INFORMATION 2 Forward-Looking Statements This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, strategies, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as anticipates, seeks, believes, can, could, may, predicts, potential, should, would, will, estimates, plans, projects, continuing, ongoing, expects, intends, and similar words or phrases. Examples of forward-looking statements include, but are not limited to, all statements we make relating to revenue, earnings, margins, growth rates, and other financial results for future periods. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties that are subject to change based on various important factors, some of which are beyond our control. For additional discussion of these risks, refer to the section entitled Risk Factors and elsewhere in our Annual Report on Form 10-K and our Quarterly Reports on Form 10- Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our "SEC filings"). The factors that could cause the forward- looking statements in this press release and/or our financial performance to differ materially from that suggested by the forward-looking statements include the following: (a) the adverse impact of COVID-19 or any future outbreak of any contagious diseases on our business, financial condition, liquidity and results of operations; (b) continually changing federal, state, and local laws and regulations could materially adversely affect our business; (c) adverse economic conditions in the United States and worldwide could materially impact consumer spending behavior, unemployment and demand for our products, which could negatively impact our results; (d) the effects of inflation; (e) a reduction in our access to funding; (f) significant risks we face implementing our growth strategy, some of which are outside our control; (g) our agreement with FCA US LLC may not result in currently anticipated levels of growth and is subject to certain conditions that could result in termination of the agreement; (h) our business could suffer if we are unsuccessful in developing and maintaining relationships with automobile dealerships; (i) our financial condition, liquidity, and results of operations depend on the credit performance of our loans; (j) loss of our key management or other personnel, or an inability to attract such management and personnel; (k) certain regulators, including but not limited to the Office of the Comptroller of the Currency, the Consumer Financial Protection Bureau, the European Central Bank, and the Federal Reserve, whose oversight and regulation may limit certain of our activities, including the timing and amount of dividends and other limitations on our business; (l) there can be no assurance that the proposed acquisition of all of our outstanding common stock by Santander Holdings USA, Inc. (“SHUSA”) will be approved and ultimately consummated, and the terms of any such transaction may differ materially from those originally proposed by SHUSA; (m) other future changes in our relationship with SHUSA and Banco Santander, S.A. that could adversely affect our operations; (n) our expectations regarding future litigation both known and unknown; (o) our inability to accurately forecast the amount and timing of future collections could have a material adverse effect on our results of operations; (p) our reputation is a key asset to our business, and our business may be affected by how we are perceived in the marketplace; and (q) our debt could negatively impact our business, prevent us from satisfying our debt obligations and adversely affect our financial condition. If one or more of the factors affecting our forward-looking information and statements proves incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements. Therefore, we caution the reader not to place undue reliance on any forward-looking information or statements. The effect of these factors is difficult to predict. Factors other than these also could adversely affect our results, and the reader should not consider these factors to be a complete set of all potential risks or uncertainties as new factors emerge from time to time. Any forward-looking statements only speak as of the date of this document, and we undertake no obligation to update any forward-looking information or statements, whether written or oral, to reflect any change, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

Q3 results reflect continued strong portfolio performance and used vehicle prices with signs of credit normalization 3 Q3 2021 Earnings Highlights Results Capital & Liquidity Credit Performance ► Net Income of $763 million in Q3 2021, or $2.49 of diluted EPS ► Net interest margin of 10.8%, up 90 bps YoY ► Total auto originations of $7.8 billion in Q3 2021, down 7% YoY ► Through Santander Bank, originated $1.8 billion in auto loans in Q3 2021 1 ► Donated $50 million to the SC Foundation ► Announced the launch of a new dealer and consumer digital experience through partnership with AutoFi ► CET1 ratio of 19.5% ► Executed ~$278 million in off-balance sheet prime loan sales ► ~$14.8 billion in unutilized committed liquidity ► 30 to 59 delinquency ratio of 6.8%, up 180 basis points YoY ► 59-plus delinquency ratio of 3.3%, up 90 basis points YoY ► Gross charge-off ratio of 7.7%, up 90 basis points YoY ► Recovery rate of 74.4%, down from 91.4% YoY ► Net charge-off ratio of 2.0%, up 140 basis points YoY ► CECL Allowance ratio of 17.4%, down from 17.8% QoQ 1 Includes SBNA retail originations of $1.5 billion and lease originations of $249 million for the current period

-0.3% -3.3% 3.1% 1.2% 2.4% 1.5% 2.9% 2.1% 2.9% 3.2% 3.4% 2.1% 33.4% 0.5% 59.8 53.1 48.5 45.4 70.3 79.7 86.0 103.0 104.1 119.8 138.4 125.1 101.8 109.3 08 09 10 11 12 13 14 15 16 17 18 19 20 21 Sep Sep Sep Sep Sep Sep Sep Sep Sep Sep Sep Sep Sep Sep 4 Economic Indicators Consumer Confidence1 U.S. Unemployment Statistics2 U.S. GDP QoQ Change3 Consumer confidence index decreased to 109.3, as the spread of the Delta variant and inflation concerns continued to dampen optimism Unemployment rate of 4.8% in September lowest since the beginning of the pandemic but remains above pre-pandemic levels US GDP growth decreased to 0.5% in Q3 2021 vs. Q2 2021, due to the impact of the Delta variant, supply shortages and inflation 1 The Conference Board’s consumer confidence index, monthly data as of September 30, 2021 2 U.S. Bureau of Labor Statistics, monthly data as of September 30, 2021 3 U.S. Bureau of Economic (BEA) Analysis, quarterly data as of June 30, 2021 * U.S. GDP Q3 2021: Federal Reserve Bank of Atlanta, GDPNow advance estimate as of October 19, 2021 * 6.1% 9.8% 9.5% 9.0% 7.8% 7.2% 5.9% 5.0% 5.0% 4.2% 3.7% 3.5% 7.9% 4.8%

139.9 141.1 141.9 149.3 161.2 161.1 179.2 200.4 204.8 39.8 40.0 32.0 36.0 38.0 38.0 40.5 39.0 35.7 121.8 117.9 121.6 126.8 139.5 135.1 151.4 184.2 196.7 3Q 2019 4Q 2019 1Q 2020 2Q 2020 3Q 2020 4Q 2020 1Q 2021 2Q 2021 3Q 2021 17.1 16.6 11.4 13.0 17.0 16.3 17.7 15.4 12.2 1 U.S. Bureau of Economic Analysis, Light Weight Vehicle Sales: Autos and Light Trucks, monthly data as of September 30, 2021 2 Cox Automotive, 13-Month Rolling Used-Vehicle SAAR, monthly data as of September 30, 2021 3 Manheim, Inc.; Indexed to a basis of 100 at 1995 levels; JD Power Used-Vehicle Price Index (not seasonally adjusted), both monthly, quarter end 5 Auto Industry Overview Used Vehicle Price Indices3 Used Vehicle SAAR2 Used vehicle prices dipped early in the quarter before increasing in September Used auto sales of 36M, down 8% QoQ driven by continued pressure on used vehicle supply and lower consumer demand due to record vehicle prices JDP Manheim New Vehicle SAAR1 Auto sales of 12.2M, down 21% QoQ driven by continued inventory shortage

6 Quarterly Originations 1 Approximate FICOs 2 Includes nominal capital lease originations 3 Includes SBNA retail originations of $1.5 billion and lease originations of $249 million for the current period 4 SBNA originations remain off of SC’s balance sheet in the Service For Others portfolio Three Months Ended Originations ($ in Millions) Q3 2021 Q2 2021 Q3 2020 QoQ YoY Total Core Retail Auto 3,146$ 3,812$ 2,690$ (17%) 17% Chrysler Capital Loans (<640)1 1,162 1,597 1,353 (27%) (14%) Chrysler Capital Loans (≥640)1 1,687 3,021 2,482 (44%) (32%) Total Chrysler Capital Retail 2,849 4,618 3,835 (38%) (27%) Total Leases2 1,829 2,070 1,860 (12%) (2%) Total Auto Originations3 7,824$ 10,500$ 8,385$ (25%) (7%) SBNA Originations4 1,772$ 2,558$ 1,100$ (31%) 61% % Variance

1 Approximate FICOs $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec '20 v '21 YoY -6% -6% 41% 106% 27% 11% -15% -5% -21% '19 v '21 YoY -12% -18% 24% 23% -3% 5% -24% -24% -19% $0 $100 $200 $300 $400 $500 $600 $700 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec '20 v '21 YoY -8% -12% 47% 258%127% 29% 2% -1% -6% '19 v '21 YoY 5% 2% 20% -3% -17% -33% -24% -21% -7% $0 $200 $400 $600 $800 $1,000 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec '20 v '21 YoY 5% 3% 52% 174% 58% 44% 16% 25% 11% '19 v '21 YoY 1% -11% 26% 54% 44% 77% 25% 18% 25% $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec '20 v '21 YoY 9% 68% 126% 2% -17% -32% -45% -39% -12% '19 v '21 YoY 33% 104%228%128% 48% -1% -32% -35% 8% Core Retail Auto ($ in Millions) Chrysler Lease ($ in Millions) Chrysler Capital Loans, <6401 ($ in Millions) Chrysler Capital Loans, ≥6401 ($ in Millions) 2019 2020 2021 7 Monthly Originations

32.5% 28.0% 36.2% 33.8% 26.5% 3Q 2020 4Q 2020 1Q 2021 2Q 2021 3Q 2021 507 499 470 485 411 3Q 2020 4Q 2020 1Q 2021 2Q 2021 3Q 2021 8 Stellantis Relationship Stellantis Sales1 (units in ‘000s) Chrysler Capital Penetration Rate SC continues to partner with Stellantis to drive sales • Support both retail and lease incentives • Penetration rate of 26.5%, down 600 bps YoY due to fewer CCAP exclusive incentivized offers 1 Stellantis filings; sales as reported on 10/01/2021

83% 86% 74% 77% 79% 17% 14% 26% 23% 21% $11,511 $11,563 $14,216 $15,094 $15,151 3Q 2020 4Q 2020 1Q 2021 2Q 2021 3Q21 Related Party 3rd Party 9 Serviced for Others (SFO) Platform Serviced for others balance growth driven by prime originations and asset sales ~$1.8B in SBNA originations1 ~$278M in off-balance sheet prime loan sales also increased SFO balances Serviced for Others Balances, End of Period ($ in Millions) 1 Includes SBNA retail originations of $1.5 billion and lease originations of $249 million for the current period

11.0 11.8 0.8 $11.8 $11.8 2Q 2021 3Q 2021 Revolving Used Unused 2.6 1.8 0.3 0.3 $2.9 $2.1 2Q 2021 3Q 2021 Auto Loans SBNA Originations $5.2 $4.2 2Q 2021 3Q 2021 Amortizing $22.0 $24.7 2Q 2021 3Q 2021 ► $6.2B of new issuance in Q3: 1 SDART, 1 DRIVE, 1 SRT Total unutilized capacity of approximately $14.8 billion at the end of Q3 2021 Diversified Funding and Liquidity Asset-Backed Securities1 ($ in Billions) Financings ($ in Billions) Santander2 ($ in Billions) SBNA Originations and Asset Sales ($ in Billions) ► 100% unused capacity on warehouse lines from 12 lenders ► $3.0B in unutilized revolving and contingent liquidity ► Executed ~$278M in off-balance sheet prime loan sales ► $1.8B of originations flowed to SBNA 1 2 1 Total outstanding as of September 30, 2021 2 Total commitment as of September 30, 2021 3 Includes SBNA retail originations of $1.5 billion and lease originations of $249 million for the current period 10 3

Three Months Ended (Unaudited, Dollars in Thousands, except per share) September 30, 2021 June 30, 2021 September 30, 2020 Interest on finance receivables and loans $1,215,121 $1,229,492 $1,300,694 Net leased vehicle income 345,075 409,196 257,984 Other finance and interest income 1,631 3,068 2,146 Interest expense 218,747 237,195 292,118 Net finance and other interest income $1,343,080 $1,404,561 $1,268,706 Credit Loss Expense (Benefit) 42,058 (263,751) 340,548 Profit sharing 41,009 50,553 30,414 Total other income 74,083 76,073 28,509 Total operating expenses 362,165 303,210 263,662 Income before tax $971,931 $1,390,622 $662,591 Income tax expense 208,607 332,420 172,476 Net income $763,324 $1,058,202 $490,115 Diluted EPS ($) $2.49 $3.45 $1.58 Average total assets $48,594,272 $47,741,178 $47,979,008 Average managed assets $64,640,255 $64,483,261 $62,662,686 11 Q3 2021 Financial Results

50.1% 45.7% 91.4% 64.2% 69.1% 114.9% 74.4% 7.7% 6.0% 0.6% 3.5% 3.0% -1.0% 2.0% Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 15.5% 11.1% 6.8% 9.9% 9.7% 6.6% 7.7% 4.6% 2.4% 2.4% 3.1% 2.2% 2.4% 3.3% SC Recovery Rates1 (% of Gross Loss) Net Charge-off Rates2 12 Quarterly Delinquency & Loss Delinquency Ratios: 30-59 Days Delinquent, RICs, HFI Delinquency Ratios: >59 Days Delinquent, RICs, HFI Gross Charge-off Rates Late stage delinquencies increased 90 bps YoY Gross charge-off rate increased 90 bps YoY 1 Recovery Rate – Per the financial statements includes insurance proceeds, bankruptcy/deficiency sales, and timing impacts 2 Net Charge-off rates on retail installment contracts, held for investment SC’s Q3 recovery rate of 74% remains elevated due to low gross losses and continued strength in wholesale auction prices Net charge-off rate increased 140 bps YoY Early stage delinquencies increased 180 bps YoY Delinquencies and charge-offs remain low and are beginning to normalize 8.3% 4.3% 5.0% 6.0% 4.4% 5.5% 6.8%

13 Loss and Recovery Ratios (Annualized) Gross Charge-off Ratio (%) Recovery Rates (% of Gross Loss) Net Charge-off Ratio (%) 2019 2020 2021 0.0 5.0 10.0 15.0 20.0 25.0 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 2019 (%) 22.3 19.1 17.0 16.1 16.1 15.8 17.9 18.4 18.5 18.3 17.1 16.1 2020 (%) 17.2 15.6 13.7 12.9 12.6 8.1 6.7 5.5 7.9 9.5 9.5 10.7 2021 (%) 10.3 9.4 9.4 7.4 6.3 6.0 7.3 7.8 8.1 0.0 25.0 50.0 75.0 100.0 125.0 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 2019 (%) 49.0 54.6 66.1 62.5 62.4 56.0 55.2 59.2 53.2 52.9 57.5 46.2 2020 (%) 46.0 53.0 52.1 32.1 49.1 62.1 81.7 126.1 76.4 78.2 60.5 54.8 2021 (%) 58.9 63.1 86.8 110.8 127.0 107.1 78.0 77.2 68.6 (3.0) 0.0 3.0 6.0 9.0 12.0 15.0 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 2019 (%) 11.3 8.7 5.8 6.1 6.1 7.0 8.0 7.5 8.6 8.6 7.3 8.7 2020 (%) 9.3 7.3 6.6 8.7 6.4 3.1 1.2 -1.4 1.9 2.1 3.7 4.8 2021 (%) 4.2 3.5 1.2 -0.8 -1.7 -0.4 1.6 1.8 2.6

14 Loss Detail Net Charge-off Walk, ($ in Millions) Net charge offs of $162M, up $116M YoY $53M increase due to lower recovery rate $8M increase due to higher gross charge- off rate $55M increase due to other adjustments ($340) ($167) 3Q 2020 $53 $46 Recoveries $55 $8 Gross Loss Performance Other 3Q 2021 $162

$5,815 $5,696 $85 ($173) ($31) 2Q 2021 Economic Factors Credit Quality & Portfolio Mix Balance 3Q 2021 15 Allowance Walk Q2 2021 to Q3 2021 Allowance for Credit Loss Walk (RICs, HFI 1 $ in Millions) Allowance for credit loss decreased by $119M QoQ $85M increase due to moderating macroeconomic factors $173M decrease due to improvements in credit quality & portfolio mix $31M decrease due to lower asset balances Credit loss expense of $42M in 3Q 2021 $299M decrease YoY driven by a reserve release in Q3 2021 compared to a reserve build in Q3 2020 Credit Loss Expense ($ in Millions) 1 Allowance for credit loss related to retail installment contracts, held for investment 48 296 243 (77) 161 293 (42) (107) (187) (119) $341 $254 $136 ($264) $42 3Q 2020 4Q 2020 1Q 2021 2Q 2021 3Q 2021 Net Charge-offs Build Release

16 Allowance Ratios Dollars in Millions (Unaudited) (Unaudited) (Unaudited) (Unaudited) Sep 30, June 30, Sep 30, January 1, 2021 2021 2020 2020 TDR Unpaid principal balance $3,952 $4,162 $3,802 $3,859 TDR Impairment $1,298 $1,515 $1,249 $950 TDR Allowance ratio 32.8% 36.4% 32.9% 24.6% Non-TDR Unpaid principal balance $28,779 $28,577 $29,667 $26,896 Non-TDR Allowance $4,398 $4,300 $4,900 $4,150 Non-TDR Allowance ratio 15.3% 15.0% 16.5% 15.4% Total Unpaid principal balance $32,732 $32,739 $33,469 $30,755 Total Allowance $5,696 $5,815 $6,149 $5,100 Total Allowance ratio 17.4% 17.8% 18.4% 16.6% Allowance Ratios ~ ~ ~ ~ ~ ~ Total allowance ratio decreased 40 bps QoQ to 17.4% TDR balance decreased to $4 billion and the allowance ratio decreased 360 bps QoQ, driven by improved credit mix and lower level of loans with extensions Non-TDR allowance ratio increased 30 bps QoQ due to higher delinquency rates

$264 $318 $294 $303 $362 1.7% 2.0% 1.8% 1.9% 2.2% -2.0% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% $- $50 $100 $150 $200 $250 $300 $350 $400 3Q 2020 4Q 2020 1Q 2021 2Q 2021 3Q 2021 Operating Expense Expense Ratio 17 Expense Management Operating Expenses ($ in Millions) Operating expenses and expense ratio increases primarily driven by a $50 million donation to the SC Foundation in Q3 2021

3Q 2020 4Q 2020 1Q 2021 2Q 2021 3Q 2021 Tier 1 common capital $6,834 $7,341 $7,916 $8,861 $9,536 Risk weighted assets $49,883 $50,424 $47,996 $49,015 $48,831 CET1 13.7% 14.6% 16.5% 18.1% 19.5% 13.7% 14.6% 16.5% 18.1% 19.5% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% $60,000 $70,000 $80,000 $90,000 $100,000 $110,000 $120,000 18 CET1 Ratio Strong quarterly results led to an increase in CET1 ratio of 140 bps 1 CET1 is calculated under Basel III regulations required as of January 1, 2015. Please see the appendix for further details related to CECL phase-in impact. 2 Under the banking agencies' risk-based capital guidelines, assets and credit equivalent amounts of derivatives and off-balance sheet exposures are assigned to .broad risk .categories. The aggregate dollar amount in each risk category is multiplied by the associated risk weight of the category. The resulting weighted values are added together with the measure for market risk, resulting in the Company's and the Bank's total Risk weighted assets Common Equity Tier 1 Capital Ratio 1 2

APPENDIX

58% 55% 55% 52% 41% 42% 45% 45% 48% 59% $6,525 $5,486 $6,456 $8,430 $5,995 3Q20 3Q20 1Q21 2Q21 3Q21 New Used 9% 10% 9% 9% 8% 8% 8% 8% 8% 8% 21% 22% 22% 22% 24% 14% 15% 15% 15% 17% 48% 45% 47% 46% 42% $6,525 $5,486 $6,456 $8,430 $5,995 3Q20 4Q20 1Q21 2Q21 3Q21 No FICOs <540 540-599 600-639 >=6402 20 Diversified Underwriting Across Full Credit Spectrum Originations by Credit (RICs)1 New/Used Originations 1 RIC; Retail Installment Contract 2 No FICO score obtained; Includes commercial loans. $25,781 $26,584 $26,725 $28,861 $29,724 Average Loan Balance in Dollars

Held for Investment Credit Trends

Retail Installment Contracts[1]



2.5%
2.6%
2.8%
2.9%
3.0%
10.1%
9.8%
9.8%
9.7%
9.6%
15.3%
15.3%
15.6%
15.4%
15.0%
30.8%
31.7%
33.4%
34.1%
34.3%
18.3%
19.0%
20.1%
20.5%
20.8%
23.0%
21.6%
18.3%
17.4%
17.3%
Commercial
No FICOs
<540
540-599
600-639
>=640
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021

Santander Consumer USA 1 | Held for investment; excludes assets held for sale

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Excluding Personal Lending Detail

	Three Months Ended, (Unaudited, Dollars in Thousands)								
	September 30, 2021			June 30, 2021			September 30, 2020		
	Total	Personal Lending	Excluding Personal Lending	Total	Personal Lending	Excluding Personal Lending	Total	Personal Lending	Excluding Personal Lending
Interest on finance receivables and loans	$ 1,215,121	$ -	$ 1,215,121	$ 1,229,492	$ -	$ 1,229,492	$ 1,300,694	$ 79,359	$ 1,221,335
Net leased vehicle income	345,074	-	345,074	409,196	-	409,196	257,984	-	257,984
Other finance and interest income	1,631	-	1,631	3,068	-	3,068	2,146	-	2,146
Interest expense	218,746	-	218,746	237,195	-	237,195	292,118	10,286	281,832
Net finance and other interest income	$ 1,343,080	$ -	$ 1,343,080	$ 1,404,561	$ -	$ 1,404,561	$ 1,268,706	$ 69,073	$ 1,199,633
Provision for credit losses	$ 42,058	$ (21)	$ 42,079	$ (263,751)	$ (23)	$ (263,728)	$ 340,548	$ (23)	$ 340,571
Profit sharing	41,009	-	41,009	50,553	-	50,553	30,414	3,607	26,807
Investment gains (losses), net[1]	$ 5,241	$ -	$ 5,241	$ 2,414	$ (1,262)	$ 3,676	$ (68,989)	$ (56,598)	$ (12,391)
Servicing fee income	19,975	-	19,975	22,812	-	22,812	18,574	-	18,574
Fees, commissions and other	48,867	-	48,867	50,847	-	50,847	78,924	40,140	38,784
Total other income	$ 74,083	$ -	$ 74,083	$ 76,073	$ (1,262)	$ 77,335	$ 28,509	$ (16,458)	$ 44,967
Average gross individually acquired retail installment contracts, held for investment and held for sale	$ 33,186,854	$ -		$ 32,462,553	$ -		$ 32,847,716	-	
Average gross personal loans	-	-		-	-		-	$1,413,021	
Average gross operating leases	$ 16,465,976	$ -		$ 17,118,763	$ -		$ 17,146,166	$ -	

* The losses for the three months ended September 30, 2020 were primarily driven by $57 million of lower of cost or market adjustments related to the held for sale personal ..lending portfolio, comprised of $81 million in customer default activity, and a $24 million favorable market discount.

Santander Consumer USA

22

Reconciliation of Non-GAAP Measures

	Three Months Ended (Unaudited, Dollars in Thousands)				
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
Total equity	$7,932,730	$7,229,630	$6,231,853	$5,621,961	$5,094,812
Deduct: Goodwill and intangibles	149,232	153,239	147,889	144,184	136,397
Tangible common equity	$7,783,498	$7,076,391	$6,083,964	$5,477,777	$4,958,415
Total assets	$49,074,450	$48,245,934	$47,234,002	$48,887,493	$48,448,921
Deduct: Goodwill and intangibles	149,232	153,239	147,889	144,184	136,397
Tangible assets	$48,925,218	$48,092,695	$47,086,113	$48,743,309	$48,312,524
Equity to assets ratio	16.2%	15.0%	13.2%	11.5%	10.5%
Tangible common equity to tangible assets	15.9%	14.7%	12.9%	11.2%	10.3%
Total equity	$7,932,730	$7,229,630	$6,231,853	$5,621,961	$5,094,812
Add: Adjustment due to CECL capital relief (c)	1,729,366	1,759,037	1,805,720	1,832,099	1,842,536
Deduct: Goodwill and other intangible assets, net of DTL	156,942	164,585	163,359	163,659	159,907
Deduct: Accumulated other comprehensive income, net	(31,194)	(36,855)	(41,818)	(50,566)	(56,882)
Tier 1 common capital	$9,536,348	$8,860,937	$7,916,032	$7,340,967	$6,834,323
Risk weighted assets (a)(c)	$48,830,527	$49,014,663	$47,995,845	$50,424,476	$49,882,540
Common Equity Tier 1 capital ratio (b)(c)	19.5%	18.1%	16.5%	14.6%	13.7%

a Under the banking agencies' risk-based capital guidelines, assets and credit equivalent amounts of derivatives and off-balance sheet exposures are assigned to broad risk categories. The aggregate dollar amount in each risk category is multiplied by the associated risk weight of the category. The resulting weighted values are added together with the measure for market risk, resulting in the Company's total Risk weighted assets.

b CET1 is calculated under Basel III regulations required as of January 1, 2015. The fully phased-in capital ratios are non-GAAP financial measures.

c As described in our 2020 annual report on Form 10-K, on January 1, 2020, we adopted ASU 2016-13, Financial Instruments - Credit Losses ("CECL"), which upon adoption resulted in a reduction to our opening retained earnings balance, net of income tax, and increase to the allowance for credit losses of approximately $2 billion. As also described in our 2019 10-K, the U.S. banking agencies in December 2018 had approved a final rule to address the impact of CECL on regulatory capital by allowing banking organizations, including the Company, the option to phase in the day-one impact of CECL until the first quarter of 2023. In March 2020, the U.S. banking agencies issued an interim final rule that provides banking organizations with an alternative option to delay for two years an estimate of CECL's effect on regulatory capital, relative to the incurred loss methodology's effect on regulatory capital, followed by a three-year transition period. The Company elected this alternative option instead of the one described in the December 2018 rule.

Santander Consumer USA

23

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